Exhibit 10.5

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is made and entered into as of October 1, 2006 by and among each of the parties identified on the signature page hereof as landlord, as landlord (collectively, “Landlord”), and FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Second Amended and Restated Lease Agreement, dated as of November 19, 2004, as amended by that certain First Amendment of Lease, dated as of May 17, 2005, that certain Second Amendment to Second Amended and Restated Lease Agreement, dated as of June 3, 2005, that certain Third Amendment to Second Amended and Restated Lease Agreement, dated as of October 31, 2005, that certain Third Amendment to Second Amended and Restated Lease Agreement, dated as of December 30, 2005, that certain Letter Agreement, dated as of March 13, 2006, that certain Fifth Amendment to Second Amended and Restated Lease Agreement, dated as of September 1, 2006 and that certain Sixth Amendment to Second Amended and Restated Lease Agreement, dated as of September 30, 2006 (as so amended, the “Consolidated Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Consolidated Lease), all as more particularly described in the Consolidated Lease; and

WHEREAS, on or about the date hereof, SNH/LTA Properties Trust has acquired certain real property and related improvements known as Hermitage Gardens at Oxford and located at 1488 Belk Boulevard, Oxford, Mississippi, as more particularly described on Exhibit A-93 attached hereto (the “Oxford Property”); and

WHEREAS, on or about the date hereof, SNH/LTA Properties Trust has acquired certain real property and related improvements known as Hermitage Gardens at Southaven and located at 108 Clarington Drive, Southaven, Mississippi, as more particularly described on Exhibit A-94 attached hereto (the “Southaven Property”, and together with the Oxford Property, collectively, the “Hermitage Properties”); and

WHEREAS, SNH/LTA Properties Trust, the other entities comprising Landlord and Tenant wish to amend the Consolidated Lease to include the Hermitage Properties;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Definition of Base Year.  The definition of the term “Base Year” set forth in Section 1.9 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Base Year”  shall mean (i) with respect to the Existing Properties, the 2005 calendar year, (ii) with respect to the Additional Properties, the 2006 calendar year, (iii) with respect to the Hermitage Properties and the Holiday Properties other than the Buena Vida Property, the 2007 calendar year, and (iv) with respect to the Buena Vida Property, the 2008 calendar year.

2.             Definition of Disbursement Rate.  The definition of the term “Disbursement Rate” set forth in Section 1.23 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Disbursement Rate”  shall mean (a) with respect to all of the Properties other than the Hermitage Properties and the Holiday Properties, an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate, and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus four hundred (400) basis points, and (b) with respect to the Hermitage Properties and the Holiday Properties, an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate, and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred twenty-five (325) basis points; provided, however, that in no event shall the Disbursement Rate exceed eleven and one-half percent (11.5%).

3.             Definition of Interest Rate.  The definition of the term “Interest Rate” set forth in Section 1.54 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Interest Rate”  shall mean, (i) with respect to the Existing Properties, ten percent (10%) per annum, (ii) with respect to the Additional Properties, nine percent (9%) per annum, and (iii) with respect to the Hermitage Properties and the Holiday Properties, eight and one quarter percent (8.25%) per annum.

4.             Definition of Minimum Rent.  The definition of the term “Minimum Rent” set forth in Section 1.69 of the Consolidated Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent”  shall mean the sum of Thirty-Eight Million Nine Hundred Seventeen Thousand Seven Hundred Fifty and 00/100 Dollars ($38,917,750.00) per annum.

5.             Definition of Hermitage Properties.  The following new definition for the term “Hermitage Properties” is hereby added to the Consolidated Lease as a new Section 1.103:

“Hermitage Properties”  shall mean the Properties located on the Land described in Exhibits A-93 and   A-94 attached hereto.

6.             Leased Property.  Section 2.1 of the Consolidated Lease is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)           those certain tracts, pieces and parcels of land as more particularly described in Exhibits A-1 through A-94 attached hereto and made a part hereof (the “Land”).

7.             Permitted Use.  Section 4.1.1 of the Consolidated Lease is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

(b)           In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to (x) ten percent (10%) of the net proceeds of sale received by Landlord in the case of an Existing Property, (y) nine percent (9%) of the net proceeds of sale received by Landlord in the case of an Additional Property, and (z) eight and one quarter percent (8.25%) of the net proceeds of sale received by Landlord in the case of a Hermitage Property or a Holiday Property.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal (i) in the case of an Offer for an Existing Property, to ten percent (10%) of the projected net proceeds determined by reference to such Offer, (ii) in the case of an Additional Property, nine percent (9%) of the projected net proceeds determined by reference to such Offer, and (iii) in the case of a Hermitage Property or a Holiday Property, eight and one quarter percent (8.25%) of the net proceeds determined by reference to such Offer.

8.             Exhibit A.  Exhibit A to the Consolidated Lease is hereby amended by adding Exhibits A-93 and A-94 attached hereto following Exhibit A-92 to the Consolidated Lease.

9.             Ratification.  As amended hereby, the Consolidated Lease is hereby ratified and confirmed.

[Signature Page Follows.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC,
ELLICOTT CITY LAND II LLC,
HRES2 PROPERTIES TRUST,
SNH CHS PROPERTIES TRUST,
SPTIHS PROPERTIES TRUST,
SPT-MICHIGAN TRUST,
SPTMNR PROPERTIES TRUST,
SNH/LTA PROPERTIES TRUST
and SNH/LTA PROPERTIES GA LLC

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer, Chief Financial Officer
and Assistant Secretary

The following exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

EXHIBIT A-93 — Oxford Property

EXHIBIT A-94 — Southaven Property